UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2017

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

In connection with the approval of Proposal IV at the Annual Meeting, as described below under Item 5.07, RXi Pharmaceuticals Corporation (the “Company”) issued a total of 1,118,224 shares of common stock upon conversion of an equal number of shares of Series C Convertible Preferred Stock previously issued in connection with the Company’s acquisition of MirImmune Inc. The disclosure set forth in Item 3.02 in the Company’s Current Report on Form 8-K, filed on January 10, 2017, is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2017, the Board of Directors (the “Board”) of the Company increased the size of the Board to six members and appointed Jonathan Freeman, Ph.D. to serve on the Company’s Board until the 2018 annual meeting of stockholders. Dr. Freeman was named to serve on the Board’s Audit Committee and Nominating & Governance Committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2017, the Company’s Board amended the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), effective immediately. Section 2.1 of the existing Bylaws has been amended to provide that the number of directors of the Company shall not be less than two and not more than six. The Bylaws previously provided that the number of directors of the Company shall not be less than two and not more than five.

The foregoing description is qualified in its entirety by the Bylaws, set forth as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (i) election of five director nominees to serve until the 2018 annual meeting; (ii) ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split, if considered by the Board of Directors to be necessary, of the shares of the Company’s common stock, at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors, and (iv) an approval, for purposes of complying with NASDAQ Listing Rule 5635(d), of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s acquisition of MirImmune Inc. in January 2017.

The number of shares of common stock entitled to vote at the Annual Meeting was 22,127,994. The number of shares of common stock present or represented by valid proxy at the annual meeting was 15,135,949. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i) Election of Directors.

Director Nominee	Votes For	Votes Withheld
Geert Cauwenbergh, Dr. Med. Sc.	4,697,127	344,563
Robert J. Bitterman	3,958,518	1,083,172
Keith L. Brownlie	3,978,529	1,063,161
H. Paul Dorman	3,947,460	1,094,230
Curtis A. Lockshin, Ph.D.	3,996,325	1,045,365

There were 10,094,259 broker non-votes regarding the election of each director.

(ii) Ratification of Auditors.

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the voting were 14,749,395 votes for, 286,361 votes against and 100,193 abstentions. There were no broker non-votes regarding this proposal.

(iii) An amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split, if considered by the Board of Directors to be necessary, of the shares of the Company’s common stock, at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors.

Stockholders approved, an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split, if considered by the Board of Directors to be necessary, of the shares of the Company’s common stock, at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors. The results of the voting were 11,326,935 votes for, 3,581,751 votes against and 227,263 abstentions. There were no broker non-votes regarding this proposal.

(iv) An approval, for purposes of complying with NASDAQ Listing Rule 5635(d), of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s acquisition of MirImmune Inc. in January 2017.

Stockholders approved the issuance of more than 20% of the Company’s issued and outstanding stock pursuant to the Company’s acquisition of MirImmune Inc. in January 2017. The results of the voting were 1,930,005 votes for, 439,212 votes against and 35,516 abstentions. There were 10,094,259 broker non-votes regarding this proposal and an additional 2,636,957 shares ineligible to vote on this proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of RXi Pharmaceuticals Corporation, as of June 6, 2017.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: June 9, 2017	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer